UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): May 28, 2004

                          MANCHESTER TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

             New York                   0-21695                    11-2312854
  (State or other jurisdiction        (Commission               (I.R.S. Employer
of incorporation or organization)     File Number)                 I.D. Number)

       160 Oser Avenue, Hauppauge, New York                          11788
     (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (631) 435-1199

          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Manchester Technologies, Inc. ("Manchester") announced by press release on May 28, 2004 that on such date it had sold its information technology fulfillment, professional services, and enterprise software development and operations consulting business to ePlus, inc. ("ePlus"). The transaction involved the sale to ePlus of the customer list of this business and certain related equipment, the assumption by ePlus of certain contracts and liabilities pertaining to this business, the hiring by ePlus of approximately 135 Manchester employees involved in the business, and an option to purchase certain inventory of the business to be determined at a subsequent date. The transaction did not include, and Manchester retained, the balance of the inventory and all of the accounts receivable of this business. Manchester will continue distributing display technology solutions and plasma display monitors and computer hardware primarily to dealers and system integrators. The press release is attached hereto as
Exhibit 99 and incorporated by reference herein. The sale was made pursuant to an Asset Purchase and Sale Agreement dated May 28, 2004 by and between ePlus Technology, Inc., a wholly owned subsidiary of ePlus, and Manchester. The purchase price for the acquisition was approximately $5.2 million dollars, of which approximately $250,000 is held in escrow. The escrow will be released when Manchester delivers to ePlus unaudited financial statements for the quarter ending April 30, 2004 and from May 1, 2004 to May 28, 2004, which Manchester anticipates will occur on or before September 15, 2004.

For a ninety-day period, which may be extended at the option of ePlus for up to a maximum of four 30-day periods, Manchester will perform certain operational and hosting services ("Services") for ePlus to facilitate the transition of the business to ePlus in an efficient and effective manner. Manchester will be reimbursed for substantially all of its costs incurred in providing the Services.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The pro forma financial information required by item 7 of Form 8-K will be filed by amendment. The following exhibits are filed herewith:

    Exhibits            Description

      2 Asset Purchase and Sale Agreement by and between ePlus Technology, Inc. and Manchester Technologies, Inc. dated May 28, 2004.

      2.1 Services Agreement by and between ePlus Technology, Inc. and Manchester Technologies, Inc. dated May 28, 2004.

      2.2 Escrow Agreement by and between ePlus Technology, Inc., Manchester Technologies, Inc. and Joel Rothlein, as Escrow Agent, dated May 28, 2004.

      2.3 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

      2.4 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

      2.5 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

      2.6 Assignment of Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

      2.7 Assignment of Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

      99.1 Press Release dated May 28, 2004 regarding the sale of certain assets by Manchester Technologies, Inc. to ePlus inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 10, 2004

                                      MANCHESTER TECHNOLOGIES, INC.
                                      (Registrant)

                                      By:   /S/ Barry R. Steinberg
                                           --------------------
                                           Barry R. Steinberg
                                           President and Chief Executive Officer

Exhibit Index.

Exhibit No.     Description

    2 Asset Purchase and Sale Agreement by and between ePlus Technology, Inc. and Manchester Technologies, Inc. dated May 28, 2004.

    2.1 Services Agreement by and between ePlus Technology, Inc. and Manchester Technologies, Inc. dated May 28, 2004.

    2.2 Escrow Agreement by and between ePlus Technology, Inc., Manchester Technologies, Inc. and Joel Rothlein, as Escrow Agent, dated May 28, 2004.

    2.3 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

    2.4 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

    2.5 Sub-Lease by and between Manchester Technologies, Inc. and ePlus Technology, Inc., dated May 28, 2004.

    2.6         Assignment of Lease by and between Manchester Technologies, Inc.
                and ePlus Technology, Inc., dated May 28, 2004.

    2.7         Assignment of Lease by and between Manchester Technologies, Inc.
                and ePlus Technology, Inc., dated May 28, 2004.

    99.1 Press Release dated May 28, 2004 regarding the sale of certain assets by Manchester Technologies, Inc. to ePlus inc.